PIONEER FUNDS


                          Establishment and Designation
                                       of



                                 Class R Shares



                            of Beneficial Interest of
                                each Pioneer Fund


     The undersigned, being a majority of the Trustees of each Pioneer Fund as listed in Schedule A (each, a "Fund"), acting pursuant to Article V of the Agreement and Declaration of Trust of each Fund (each, a "Declaration"), do hereby divide the shares of beneficial interest of the Fund (the "Shares") to create a new class of Shares of the Fund as follows:

1.  The new class of Shares established and designated hereby "Class R Shares".

2. Class R Shares shall be entitled to all of the rights and preferences accorded to Shares under each Declaration.

3. The purchase price of Class R Shares, the method of determining the net asset value of Class R Shares and the relative dividend rights of holders of Class R Shares shall be established by the Trustees of the Fund in accordance with the provisions of each Declaration and shall be set forth in each Fund's Registration Statement on Form N-1A under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended and as in effect at the time of issuing such Shares.

4. The Trustees, acting in their sole discretion, may determine that any Shares of the Fund issued are Class R Shares, or Shares of any other class of the Fund hereinafter established and designated by the Trustees.


    IN WITNESS WHEREOF, the undersigned have executed this instrument this 7th day of January, 2003.

/s/ Mary K. Bush                         /s/ Margaret B.W. Graham
Mary K. Bush                                      Margaret B.W. Graham
as Trustee and not individually          as Trustee and not individually


/s/ John F. Cogan, Jr.                            /s/ Marguerite A. Piret
John F. Cogan, Jr.                                Marguerite A. Piret
as Trustee and not individually          as Trustee and not individually


/s/ Richard H. Egdahl                             /s/ Stephen K. West
Richard H. Egdahl, M.D.                  Stephen K. West, Esq.
as Trustee and not individually          as Trustee and not individually

/s/ Daniel T. Geraci                              /s/ John Winthrop
Daniel T. Geraci                         John Winthrop
as Trustee and not individually          as Trustee and not individually



                              Schedule A

Pioneer America Income Trust
Pioneer Balanced Fund
Pioneer Bond Fund
Pioneer Cash Reserves Fund
Pioneer Core Equity Fund
Pioneer Emerging Growth Fund
Pioneer Emerging Markets Fund
Pioneer Equity Income Fund
Pioneer Europe Fund
Pioneer Europe Select Fund
Pioneer Fund
Pioneer Global High Yield Fund
Pioneer Global Value Fund
Pioneer Growth Shares
Pioneer High Yield Fund
Pioneer International Equity Fund
Pioneer International Value Fund
Pioneer Large Cap Growth Fund
Pioneer Large Cap Value Fund
Pioneer Market Neutral Fund
Pioneer Mid Cap Growth Fund
Pioneer Mid Cap Value Fund
Pioneer Protected Principal Plus Fund
Pioneer Real Estate Shares
Pioneer Science & Technology Fund
Pioneer Small Cap Value Fund
Pioneer Small Company Fund
Pioneer Strategic Income Fund
Pioneer Tax Free Income Fund
Pioneer Value Fund